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                                                                     EXHIBIT 3.2

                              CODE OF REGULATIONS
                                       OF
                              RMI TITANIUM COMPANY
                                   ARTICLE 1
                             SHAREHOLDERS' MEETINGS

  Section 1. Annual Meeting.

    The annual meeting of shareholders for the election of Directors and the consideration of reports to be laid before such meeting shall be held at 10 o'clock A.M., or at such other hour as may be designated in the notice of said meeting, on the fourth Thursday in April in each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, or at such other date as the Directors may from time to time determine. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. When the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.

  Section 2. Special Meetings.

    Special meetings of shareholders may be called by (i) the Chairman of the Board or the President or a Vice President, (ii) the Directors by action at a meeting, or by a majority of the Directors acting without a meeting, or (iii) the holder or holders of fifty percent (50%) of all shares outstanding and entitled to be voted at said meeting.

    Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given, to the shareholders entitled thereto, notice of a meeting to be held not less than seven nor more than 60 days after the receipt of such request, as such officer shall fix. If such notice is not given within 20 days after the delivery or mailing of such request, the person or persons calling the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner hereinafter provided.

  Section 3. Place of Meetings.

    Any meeting of shareholders may be held either at the principal office of the Corporation or at such other place within or without the State of Ohio as may be designated in the notice of said meeting.

  Section 4. Notice of Meetings.

    Not more than 60 days nor less than seven days before the date fixed for a meeting of shareholders, whether annual or special, written notice of the time, place and purposes of such meeting shall be given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary. Such notice shall be given either by personal delivery or by mail to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

  Section 5. Shareholders Entitled to Notice and to Vote.

    If a record date shall not be fixed pursuant to statutory authority, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the
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date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

  Section 6. Inspectors of Election: List of Shareholders.

    Inspectors of election may be appointed to act at any meeting of shareholders in accordance with the Ohio General Corporation Law.

    At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by each, shall be produced on the request of any shareholder.

  Section 7. Quorum.

    To constitute a quorum at any meeting of shareholders, there shall be present in person or by proxy shareholders of record entitled to exercise not less than a majority of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called.

    The holders of a majority of the voting power represented in person or by proxy at a meeting of shareholders, whether or not a quorum be present, may adjourn the meeting from time to time.

  Section 8. Voting.

    In all cases, except as otherwise expressly required by statute, the Articles of Incorporation of the Corporation or these Regulations, majority of the votes cast at a meeting of shareholders shall control. An absention shall not represent a vote cast.

  Section 9. Reports to Shareholders.

    At the annual meeting, or the meeting held in lieu thereof, the officers of the Corporation shall lay before the shareholders a financial statement as required by the Ohio General Corporation Law.

  Section 10. No Action Without a Meeting.

    Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders or otherwise, may not be taken without a meeting, prior notice and a vote, and stockholders may not act by written consent.

  Section 11. Chairman of Meeting.

    The chairman of any meeting of shareholders shall be the Chairman of the Board or, if the Directors have not elected a Chairman of the Board, the President of the Corporation. The Chairman of the Board or, if the Directors have not elected a Chairman of the Board or the Chairman of the Board is unavailable to do so, the President may appoint any other officer of the Corporation to act as chairman of any shareholders' meeting. Notwithstanding the foregoing, the Directors may appoint any individual to act as chairman of any shareholders' meeting.

                                   ARTICLE II
                                   DIRECTORS

  Section 1. Election. Number and Term of Office.

    (a) The Directors shall be elected at the annual meeting of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose, and each Director shall hold office until the date fixed by (c) of this Section, or until his earlier resignation, removal from office or death. At any meeting of shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election.

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    (b) The number of Directors, which shall not be less than three (unless all of the shares of the Corporation are owned of record by one or two shareholders, in which case the number of Directors may be less than three but not less than the number of shareholders) or more than twelve, may be fixed or changed at a meeting of the shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of majority of the shares represented at the meeting and entitled to vote on such proposal or by the Directors at a meeting of the Directors. No reduction in the number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

    (c) The Directors of the Corporation shall be divided into two classes, except as may be hereinafter set forth. Each Class shall consist of no fewer than three and no more than four Directors and each class shall consist, as nearly as possible, of a like number of Directors. At such time as there shall be nine or more Directors, or at such time as the number of Directors is reduced to some number less than nine, the Board of Directors shall take such action as it in its sole discretion deems necessary to reconstitute or change the number and/or terms of the several classes of Directors in order to comply with the provisions of this paragraph (c). The classes of Directors shall be identified as Class I, Class II and, if applicable, Class III. In the election of Directors at the 1990 annual meeting of the stockholders, the Class I Directors shall be elected to hold office for a term to expire at the first annual meeting of the stockholders thereafter; the Class II Directors shall be elected to hold office for a term to expire at the second annual meeting of the stockholders thereafter; and the Class III Directors (if any) shall be elected to hold office for a term to expire at the third annual meeting of the stockholders thereafter, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election held after the 1990 annual meeting of the stockholders, the Directors elected to succeed those whose terms expire shall be identified as being of the same class as the Directors they succeed and shall be elected to hold office for a term to expire at the second annual meeting of the stockholders after their election if there are then only two classes of Directors, or at the third annual meeting of the stockholders after their election if there are then three classes of Directors, and until their respective successors are duly elected and qualified. If the number of Directors is changed, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified.

    In the case of any increase in the number of Directors of the Corporation, the additional Director or Directors shall be elected by the Board of Directors.

    (d) In the case of any vacancy in the Board of Directors through death, resignation, disqualification or other cause, a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant, and until the election of his successor, shall be elected by a majority of the Board of Directors then in office, though less than a quorum.

    (e) A Director of the Corporation may be removed only for cause.

  Section 2. Meetings.

    Regular meetings of the Directors shall be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the Directors, and such meetings may be held without further notice.

    Special meetings of the Directors may be called by the Chairman of the Board or by the President or by a Vice President or by the Secretary of the Corporation, or by not less than one-third of the Directors. Notice of the time and place of a special meeting shall be served upon or telephoned to each Director at least 24 hours, or mailed, telegraphed or cabled to each Director at least 48 hours, prior to the time of the meeting.

  Section 3. Quorum and Voting.

    A majority of the number of Directors then in office shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend. In all cases, except as otherwise expressly required by statute, the

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Articles of Incorporation of the Corporation or these Regulations, the act of a majority of the Directors present at a meeting at which a quorum is present is the act of the Directors.

  Section 4. Action Without a Meeting.

    Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

  Section 5. Committees.

    The Directors may from time to time create a committee or committees of Directors and may delegate to such committee or committees any of the authority of the Directors, however conferred, other than that of filling vacancies among the Directors or in any committee of the Directors. No committee shall consist of less than three Directors. The Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

    In particular, the Directors may create and define the powers and duties of an Executive Committee. Except as above provided and except to the extent that its powers are limited by the Directors, the Executive Committee during the intervals between meetings of the Directors shall possess and may exercise, subject to the control and direction of the Directors, all of the powers of the Directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these Regulations. All actions taken by the Executive Committee shall be reported to the Directors at their first meeting thereafter.

    Unless otherwise ordered by the Directors, a majority of the members of any committee appointed by the Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors, and shall keep a written record of all action taken by it.

                                  ARTICLE III
                                    OFFICERS

  Section 1. Officers.

    The Corporation may have a Chairman of the Board and shall have a President, a Secretary and a Treasurer (none of whom need to be directors). The Corporation may also have one or more Vice Presidents and such other officers as the Directors may deem necessary. All of the officers shall be elected by the Directors.

  Section 2. Authority and Duties of Officers.

    The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Directors, regardless of whether such authority and duties are customarily incident to such office.

                                   ARTICLE IV
                         INDEMNIFICATION AND INSURANCE

  Section 1. Indemnification.

    The corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of

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Directors or an officer of the Corporation, or is or was serving at the request of the corporation as a director, trustee or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, And shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he is a member of the Board of Directors or officer of the Corporation and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person. The indemnification provided for herein shall not be deemed to restrict the right of the Company to indemnify employees, agents and others to the extent not prohibited by applicable law.

  Section 2. Insurance.

    The Corporation may, to the full extent then permitted by law and authorized by the Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 1 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

  Section 3. Agreements.

    The Corporation, upon approval by the Board of Directors, may enter into agreements with any persons whom the Corporation may indemnify under these Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Corporation would have the power under these Regulations or law to indemnify any such person.

                                   ARTICLE V
                                 MISCELLANEOUS

  Section 1. Transfer and Registration of Certificate.

    The Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

  Section 2. Voting of Shares Held by the Corporation.

    Unless otherwise ordered by the Directors, any officer of the Corporation, in person or by proxy or proxies appoint by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.

  Section 3. Amendments.

    Shareholders may adopt, amend and repeal the regulations at any annual or special meeting of the shareholders by an affirmative vote of two-thirds of the shares outstanding and entitled to vote thereon, provided that notice of intention to adopt, amend or repeal the regulations in whole or in part shall have been included in the notice of the meeting.

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  Section 4. Substituted Certificates.

    Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Directors or to the Executive Committee or to the President or a Vice President and the Secretary or the Treasurer, and, if required by the Directors or the Executive Committee or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

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